SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2012

E.DIGITAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

0-20734

(Commission File Number)

33-0591385

(IRS Employer Identification No.)

16770 West Bernardo Drive

San Diego, California 92127

(Address of principal executive offices)

(858) 304-3016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 20, 2012, e.Digital Corporation (the “Company”) entered into a lease agreement (“Lease”) with BOI-Rancho Bernardo Bluffs Trust, a Maryland Real Estate Investment Trust, for 3,253 square feet of corporate office space located at 16870 West Bernardo Drive (Suite 120), San Diego, California 92127. The Lease commences May 1, 2012, with early occupancy 30 days prior or upon substantial completion of tenant improvements, for a period of 62 months terminating June 30, 2017, with the first through seventh months abated at a rate of 50%. The gross monthly base rent is $4,879.50 through April 30, 2013. The aggregate monthly payments adjust annually with maximum payments totaling $7,156.60 in the forty-ninth through sixty-second months. The Company has a three year option to extend at the then fair rental value as defined in the Lease. The aggregate lease payments pursuant to the agreement total $368,080.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Lease Agreement between the Company and BOI-Rancho Bernardo Bluffs Trust executed on January 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.DIGITAL CORPORATION

Date: January 25, 2012	By: /s/ ALFRED H. FALK
Alfred H. Falk, President and Chief Executive Officer
(Principal Executive Officer and duly authorized to sign on behalf of the Registrant)